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[BOWNE LOGO]

                             CERTIFICATE OF ACCURACY

This is to certify that the translation described below is, to the best of our knowledge and belief, a true and accurate rendition of the original document.

Job Number:                         96282
                                    -----

Job Name:                           WACHTELL, LIPTON, ROSEN & KATZ
                                    ------------------------------

Job Description:                    HR 71075 SEPT 26 2006
                                    ---------------------

Language from:  SPANISH                     into:  ENGLISH
                -------                            -------

Date:  NOVEMBER 27, 2006                    /S/ PAUL M. MARTINEZ
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                                            Paul M. Martinez
                                            Project Manager
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STATE OF NEW YORK, COUNTY OF KINGS

Subscribed and sworn to before me
this date of November 27, 2006



/s/ Robert J. Mazza
NOTARY PUBLIC

               ROBERT J. MAZZA
      Notary Public, State of New York
               No. 02MA5057911
          Qualified in Kings County
      Commission Expires April 1, 2010

            A Member of the International Family of Bowne Companies

[CNMV LOGO]


Comision Nacional del Mercado de Valores



The General Management of Markets and Investors raises the following motivated proposal to lift the suspension of the negotiation, to the President of the Comision Nacional del Mercado de Valores, who in virtue of the delegation of faculties granted by the Council of the National Commission dated June 29, 2006 agrees to


         "Lift, as of this day at 12:40 pm, the cautionary suspension agreed today, of the negotiation in the Stock Exchange Interconnection System of the shares or other holdings that give right to their subscription or acquisition, of the entity ACCIONA, S.A. as a consequence of having made available to the public, in the Regulatory Societies of the Stock Exchange and in the CNMV, enough information regarding the circumstances that advised the adoption of the suspension agreement."


                           September 26, 2006 - Madrid


                The Director                         The President







             Antonio Mas Sirvent                   Manuel Conthe Gutierrez